UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2014 (July 6, 2014)

PetroLogistics LP

(Exact name of registrant as specified in its charter)

Delaware	001-35529	45-2532754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street, Suite 3250

Houston, TX 77002

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 255-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.

Expiration of Termination Right for Superior Proposal

On July 7, 2014, PetroLogistics LP, a Delaware limited partnership (the “Partnership”), issued a press release announcing the expiration at 11:59 P.M. (Central Time) on July 6, 2014, of the period during which the Partnership could (1) consider unsolicited qualifying superior acquisition proposals from third parties and (2) subject to certain conditions, terminate the Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated May 27, 2014 (the “Merger Agreement”), by and among the Partnership, PetroLogistics GP LLC, Propylene Holdings LLC, Flint Hills Resources, LLC and FHR Propylene, LLC (“Merger Sub”), to enter into or recommend such a proposal.

A copy of the press release is filed hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

Expiration of Hart-Scott-Rodino Waiting Period

On July 8, 2014, the Partnership issued a press release announcing the expiration at 11:59 P.M. (Eastern Time) on July 7, 2014 of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), in connection with the merger (the “Merger”) and the other transactions contemplated by the Merger Agreement.  The expiration of the HSR waiting period satisfies one of the conditions to the closing of the Merger contained in the Merger Agreement. Consummation of the Merger remains subject to certain other closing conditions.

A copy of the press release is filed hereto as Exhibit 99.2 and incorporated by reference herein in its entirety.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “will,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements.  Our forward-looking statements include statements about our business strategy, our industry, our future profitability, our cash distributions, our expected capital expenditures and the impact of such expenditures on our performance.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements including, but not limited to, those set forth under Part I, Item 1A, under the heading “Risk Factors” in our in our annual report on Form 10-K as filed with the SEC on March 7, 2014.

Among other risks and uncertainties, there can be no guarantee that the proposed Merger will be completed, or if it is completed, the time frame in which it will be completed.  The proposed transaction is subject to the satisfaction of certain conditions contained in the Merger Agreement.

You should not place undue reliance on our forward-looking statements, including statements made regarding the proposed transaction and the expected timetable for completing the proposed transaction.  Although forward-looking statements reflect our good faith beliefs, forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.   The forward-looking statements made herein are made only as of the date of this report.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed Merger involving the Partnership and Merger Sub. The Partnership has filed an information statement for its unitholders, which contains the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act and describes the proposed Merger. The definitive information statement has been mailed to the Partnership’s unitholders. The Partnership may file other documents with the SEC as well. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov; the Partnership’s website, http://www.petrologistics.com; or from the Partnership by directing a request by mail or telephone to 600 Travis Street, Suite 3250 Houston, TX 77002, Attention: Investor Relations, (855) 840-7140.  None of the information or documents available on the Partnership’s website are incorporated by reference in this report.

Item 9.01.     Financial Statements and Exhibits.

Exhibit Index

Exhibit No.	Description

99.1	Press Release, issued July 7, 2014, by PetroLogistics LP.

99.2	Press Release, issued July 8, 2014, by PetroLogistics LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2014

PETROLOGISTICS LP

By:	PetroLogistics GP LLC, its general partner

By:	/s/ Richard Rice

	Name:	Richard Rice

	Title:	Senior Vice President,
General Counsel and Corporate Secretary